Exhibit 99.1

FINANCIAL NEWS

Sanmina’s Second Quarter Fiscal 2023 Financial Results

San Jose, CA – May 11, 2023. Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported preliminary financial results for the fiscal second quarter ended April 1, 2023 and outlook for its fiscal third quarter ending July 1, 2023.

Second Quarter Fiscal 2023 Financial Highlights ▪ Revenue: $2.32 billion ▪ GAAP operating margin: 5.2% ▪ GAAP diluted EPS: $1.33 ▪ Non-GAAP(1) operating margin: 5.8% ▪ Non-GAAP diluted EPS: $1.59

Additional Second Quarter Highlights ▪ Cash flow from operations: $65 million ▪ Ending cash and cash equivalents: $718 million ▪ Non-GAAP pre-tax ROIC: 33.9%

(1)Non-GAAP financial measures exclude charges or gains relating to: stock-based compensation expenses; restructuring costs (including employee severance costs, environmental investigation, remediation and related costs and other charges related to excess facilities and assets); acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations); impairment charges for goodwill and other assets; amortization expense; and other unusual or infrequent items (e.g. charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, gains and losses on sales of assets, deferred tax adjustments and discrete tax items). See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation of the non-GAAP financial information contained in this release to their most directly comparable GAAP measures is included in the financial statements furnished with this release.

“We delivered strong top and bottom line results for the second quarter reflecting continued improvement in the supply chain environment coupled with excellent operational execution by our team to support customer demand. The team continues to demonstrate remarkable resilience in this dynamic market,” stated Jure Sola, Chairman and Chief Executive Officer. “We are focused on the fundamentals and confident in our business model. Based on our results for the first half of the fiscal year and outlook for the third quarter, our fiscal 2023 is shaping up to be a healthy growth year.”

Expanded Share Repurchase Program

Sanmina’s Board of Directors has authorized the repurchase of up to an additional $200 million of Sanmina’s common stock. The stock repurchase program has no expiration date. As of April 1, 2023 approximately $164 million remained available under a previously authorized program. The expansion of this program is consistent with Sanmina’s capital allocation priorities.

Third Quarter Fiscal 2023 Outlook

The following outlook is for the fiscal third quarter ending July 1, 2023. These statements are forward-looking and actual results may differ materially.

▪	Revenue between $2.2 billion to $2.3 billion
▪	GAAP diluted earnings per share between $1.29 to $1.39
▪	Non-GAAP diluted earnings per share between $1.50 to $1.60

Safe Harbor Statement

The statements above concerning our financial outlook for the third quarter fiscal 2023 constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, most notably ongoing supply chain constraints, including those resulting from the continuing impacts of the COVID-19 pandemic, and geopolitical uncertainty, including from the conflict in Ukraine. Other factors that could cause our results to differ from our outlook include adverse changes to the key markets we target; significant uncertainties that can cause our future sales and net income to be variable; reliance on a small number of customers for a substantial portion of our sales; risks arising from our international operations; and the other risk factors set forth in the Company's annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Restatement of Historical Financial Results

One of the Company’s divisions, which accounts for approximately 3% of the Company’s total revenue on an annual basis and is part of its Components, Products and Services business, primarily enters into long-term fixed price customer contracts on a project basis. The rules under U.S. generally accepted accounting principles require that the estimated amount of revenue and profit expected to be realized upon completion of a profitable contract is recognized over the life of the contract. However, if a contract is expected to be unprofitable upon completion, 100% of the loss must be recognized in the period in which it is initially estimated that a contract will result in a loss upon completion. To the extent a contract has any actual or anticipated cost overruns, the Company may have the ability to seek recovery from its customers.

During the preparation of its unaudited consolidated financial statements for the fiscal quarter ended April 1, 2023, the Company determined that certain personnel in the division had failed to properly substantiate and update cost estimates for materials and other costs over the life of certain contracts. Primarily as a result of these findings, revenue was over/(understated) by approximately $10.2 million, $18.3 million, ($29.1 million), and $5.6 million, and GAAP earnings per share was over/(understated) by approximately $0.09, $0.29, $0.25, and ($0.06) in the fiscal years ended October 3, 2020, October 2, 2021 and October 1, 2022, and the first fiscal quarter ended December 31, 2022, respectively. See 8-K filed today for additional details.

Company Conference Call Information

Sanmina will hold a conference call to review its financial results for the second quarter and outlook for the third quarter fiscal 2023 on Thursday, May 11, 2023 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 877-550-2105 and international 848-488-9190. The conference will also be webcast live over the Internet. You can log on to the live webcast at Q2 FY'23 Earnings. Additional information in the form of a slide presentation is available on Sanmina’s website at www.sanmina.com. A replay of the conference call will be available for 48-hours. The access numbers are: domestic 800-645-7964 and international 757-849-6722, access code is 4095.

About Sanmina

Sanmina Corporation, a Fortune 500 company, is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the industrial, medical, defense, automotive, communications networks and cloud infrastructure markets. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.

Sanmina Contact

Paige Melching

SVP, Investor Communications

408-964-3610

Condensed Consolidated Balance Sheets
(in thousands)
(GAAP)

	April 1,	October 1,
	2023	2022
		Restated
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$718,203	$529,857
Accounts receivable, net	1,208,808	1,138,894
Contract assets	486,290	461,739
Inventories	1,552,568	1,698,081
Prepaid expenses and other current assets	69,091	62,044
Total current assets	4,034,960	3,890,615

Property, plant and equipment, net	616,998	575,170
Deferred tax assets	196,191	209,554
Other	181,307	160,192
Total assets	$5,029,456	$4,835,531

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,828,699	$2,041,434
Accrued liabilities	282,414	281,599
Accrued payroll and related benefits	126,373	130,892
Short-term debt, including current portion of long-term debt	17,500	17,500
Total current liabilities	2,254,986	2,471,425

Long-term liabilities:
Long-term debt	320,779	329,237
Other	235,697	215,333
Total long-term liabilities	556,476	544,570

Stockholders' equity	2,217,994	1,819,536
Total liabilities and stockholders' equity	$5,029,456	$4,835,531

Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(GAAP) (Unaudited)

	Three Months Ended		Six Months Ended
	April 1,	April 2,	April 1,	April 2,
	2023	2022	2023	2022
		Restated		Restated
Net sales	$2,320,103	$1,915,070	$4,675,911	$3,671,396
Cost of sales	2,128,914	1,768,575	4,289,336	3,383,604
Gross profit	191,189	146,495	386,575	287,792

Operating expenses:
Selling, general and administrative	63,390	61,817	124,120	123,292
Research and development	6,394	5,472	11,993	10,249
Gain on sale of assets	-	-	-	(4,610)
Restructuring and other costs	804	2,932	1,435	4,346
Total operating expenses	70,588	70,221	137,548	133,277

Operating income	120,601	76,274	249,027	154,515

Interest income	2,539	349	5,472	658
Interest expense	(9,286)	(4,870)	(17,967)	(9,747)
Other income (expense), net	(2,768)	(1,408)	(9,480)	664
Interest and other, net	(9,515)	(5,929)	(21,975)	(8,425)

Income before income taxes	111,086	70,345	227,052	146,090

Provision for income taxes	25,779	21,724	46,631	41,292

Net income before noncontrolling interest in subsidiary earnings	85,307	48,621	180,421	104,798

Noncontrolling interest in subsidiary earnings	5,686	-	8,786	-

Net income attributable to common shareholders	$79,621	$48,621	$171,635	$104,798

Basic income per share	$1.37	$0.77	$2.96	$1.65
Diluted income per share	$1.33	$0.76	$2.87	$1.60

Weighted-average shares used in computing per share amounts:
Basic	58,269	62,845	57,999	63,622
Diluted	59,819	64,271	59,863	65,365

Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	April 1,	December 31,	April 2,
	2023	2022	2022
		Restated	Restated
GAAP Operating Income	$120,601	$128,426	$76,274
GAAP operating margin	5.2%	5.5%	4.0%
Adjustments:
Stock compensation expense (1)	12,534	11,609	9,330
Amortization of intangible assets	249	233	263
Legal and other (2)	695	-	-
Restructuring costs	804	631	2,932
Transaction costs	-	-	500
Non-GAAP Operating Income	$134,883	$140,899	$89,299
Non-GAAP operating margin	5.8%	6.0%	4.7%

GAAP Net Income	$79,621	$92,014	$48,621

Adjustments:
Operating income adjustments (see above)	14,282	12,473	13,025
Legal and other (2)	(3,630)	-	(110)
Adjustments for taxes (3)	4,844	(1,506)	5,855
Non-GAAP Net Income	$95,117	$102,981	$67,391

GAAP Net Income Per Share:
Basic	$1.37	$1.59	$0.77
Diluted	$1.33	$1.54	$0.76

Non-GAAP Net Income Per Share:
Basic	$1.63	$1.78	$1.07
Diluted	$1.59	$1.72	$1.05

Weighted-average shares used in computing per share amounts:
Basic	58,269	57,727	62,845
Diluted	59,819	59,867	64,271

(1) Stock compensation expense was as follows:

Cost of sales	$4,025	$4,242	$2,948
Selling, general and administrative	8,304	7,142	6,276
Research and development	205	225	106
Total	$12,534	$11,609	$9,330

(2) Represents expenses, charges and recoveries associated with certain legal matters.

(3) GAAP provision for income taxes	$25,779	$20,852	$21,724

Adjustments:
Tax impact of operating income adjustments	1,288	1,986	346
Discrete tax items	(1,082)	5,845	(3,526)
Deferred tax adjustments	(5,050)	(6,325)	(2,675)

Subtotal - adjustments for taxes	(4,844)	1,506	(5,855)

Non-GAAP provision for income taxes	$20,935	$22,358	$15,869

Q3 FY23 Earnings Per Share Outlook*:	Q3 FY23 EPS Range
	Low	High
GAAP diluted earnings per share	$1.29	$1.39
Stock compensation expense	$0.21	$0.21
Non-GAAP diluted earnings per share	$1.50	$1.60

* Due to uncertainty regarding the timing of recognition of restructuring charges, impairment charges and other unusual or infrequent items, if any, that could be incurred during the third quarter of FY23, an estimate of such items is not included in the outlook for Q3 FY23 GAAP EPS.

Sanmina Corporation
Condensed Consolidated Cash Flow
($ in thousands)
(unaudited)

	Three Month Periods
($ in thousands)	Q2'23	Q1'23	Q4'22	Q3'22	Q2'22
		Restated	Restated	Restated	Restated
GAAP Net Income before NCI	$85,307	$95,114	$58,364	$77,222	$48,621
Depreciation and amortization	29,282	28,536	26,686	27,065	27,567
Other, net	17,075	20,727	33,886	18,108	14,179
Net change in net working capital	(67,086)	(107,153)	(37,038)	(20,712)	(11,394)
Cash provided by operating activities	64,578	37,224	81,898	101,683	78,973

Purchases of long-term investments	(700)	(800)	(300)	(700)	(1,000)
Net purchases of property & equipment	(63,458)	(36,530)	(48,155)	(37,434)	(27,263)
Cash used in investing activities	(64,158)	(37,330)	(48,455)	(38,134)	(28,263)

Net share repurchases	(13,376)	(7,836)	(23,438)	(124,365)	(113,146)
Net borrowing activities	(4,375)	(4,375)	27,987	(4,688)	(4,688)
Proceeds from other notes receivable	-	-	-	500	-
Proceeds from sale of non-controlling interest	-	215,799	-	-	-
Cash provided by (used for) financing activities	(17,751)	203,588	4,549	(128,553)	(117,834)

Effect of exchange rate changes	220	1,975	(1,440)	(1,584)	(700)

Net change in cash & cash equivalents	$(17,111)	$205,457	$36,552	$(66,588)	$(67,824)

Free cash flow:
Cash provided by operating activities	$64,578	$37,224	$81,898	$101,683	$78,973
Net purchases of property & equipment	(63,458)	(36,530)	(48,155)	(37,434)	(27,263)
Proceeds from sale of intellectual property	-	-	-	500	-
	$1,120	$694	$33,743	$64,749	$51,710

Sanmina Corporation
Pre-Tax Return on invested Capital (ROIC)
($ in thousands)
(unaudited)

		Three Month Periods
($ in thousands)		Q2 FY23	Q1 FY23	Q4 FY22	Q3 FY22	Q2 FY22
			Restated	Restated	Restated	Restated
GAAP operating income		$120,601	$128,426	$103,350	$91,614	$76,274
	x	4.0	4.0	4.0	4.0	4.0
Annualized GAAP operating income		482,404	513,704	413,400	366,456	305,096
Average invested capital (1)	÷	1,592,563	1,485,054	1,398,566	1,353,671	1,327,399
GAAP pre-tax ROIC		30.3%	34.6%	29.6%	27.1%	23.0%

Non-GAAP operating income		$134,883	$140,899	$117,232	$107,242	$89,299
	x	4.0	4.0	4.0	4.0	4.0
Annualized non-GAAP operating income		539,532	563,596	468,928	428,968	357,196
Average invested capital (1)	÷	1,592,563	1,485,054	1,398,566	1,353,671	1,327,399
Non-GAAP pre-tax ROIC		33.9%	38.0%	33.5%	31.7%	26.9%

(1) Invested capital is defined as total assets (not including cash and cash equivalents and deferred tax assets) less total liabilities (excluding short-term and long-term debt).

Schedule 1

The statements above and financial information provided in this earnings release include non-GAAP measures of operating income, operating margin, net income, diluted earnings per share and pre-tax return on invested capital (ROIC). Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other unusual or infrequent items, as adjusted for taxes, as more fully described below.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of our ongoing, core business. The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of equity awards granted to employees and directors, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of equity awards each quarter. In addition, given the fact that competitors grant different amounts and types of equity awards and may use different valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination costs, exit costs, environmental investigation, remediation and related costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions and exit activities which are difficult to predict, (2) are not directly related to ongoing business results and (3) generally do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges or benefits permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Unusual or Infrequent Items, such as charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, gains and losses on sales of assets, deferred tax adjustments and discrete tax items, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing or core operations and are therefore not considered by management in assessing the current operating performance of the Company and forecasting earnings trends. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these items include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items.  Including these adjustments permits more accurate comparisons of the Company's core results with those of its competitors. We determine the tax adjustments based upon the various applicable effective tax rates.  In those jurisdictions in which we do not expect to realize a tax cost or benefit (due to a history of operating losses or other factors), a reduced tax rate is applied.